UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Agreement.

On November 13, 2009, Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), and GlaxoSmithKline Biologicals S.A., a Belgian corporation (“GSK”), entered into an Exclusive Option and License Agreement (the “Agreement”) pursuant to which Nabi will grant GSK: (1) an exclusive option to obtain an exclusive worldwide license to develop, commercialize and manufacture Nabi’s nicotine conjugate vaccine candidate (NicVAX®), as it currently exists (“NicVAX”), as well as certain potential alternative forms of NicVAX with different presentation, dosage or administration (“NicVAX Alternatives”), and (2) an exclusive worldwide license to develop, commercialize and manufacture certain future generation candidate vaccines (“Future Candidates”) for the prevention or treatment of nicotine addiction based on Nabi’s NicVAX intellectual property (other than NicVAX and NicVAX Alternatives), in each case, as described in more detail below. The following is a summary of the principal terms of the Agreement.

Terms of the Options

GSK’s option to license NicVAX (and the NicVAX Alternatives) pursuant to the Agreement (the “NicVAX Option”) is exercisable from the closing date of the Agreement until the date that is 25 business days after Nabi delivers to GSK preliminary results of the first NicVAX Phase III clinical trial following the completion of such trial, subject to extension depending on when Nabi delivers the full statistical results of such trial to GSK. Further, in the case where the NicVAX Phase III clinical trials are not successfully completed, GSK may exercise an option to the NicVAX Alternatives without exercising an option for NicVAX.

In the event Nabi intends to consummate a change in control transaction prior to expiration of the NicVAX Option exercise period, or if Nabi fails to develop NicVAX in accordance with its obligations under the Agreement, GSK will have the right to assume Nabi’s development obligations with respect to NicVAX. In such event, if GSK exercises the NicVAX Option, GSK may set-off against future payments to Nabi certain development costs incurred by GSK prior to exercise of its option.

To the extent that expiration or termination of the Hart-Scott-Rodino Act waiting period and/or other similar regulatory approvals are necessary in connection with GSK’s exercise of the NicVAX Option, the applicable option period and GSK’s obligation to make the option exercise payment will be extended until the expiration or termination of such period or such necessary approvals are obtained.

Payments

The Agreement provides for an up-front payment to Nabi of $40 million following the closing date. If GSK exercises the NicVAX Option, it will pay Nabi an option payment of $58 million following exercise. In addition, the Agreement provides for the following milestone and royalty payments:

•	GSK will pay Nabi a $20 million milestone payment upon successful completion of Phase III clinical trials with respect to NicVAX.

•

If GSK exercises the NicVAX Option, it will pay Nabi certain development milestone payments, including: (1) a payment of up to $70 million based on the therapeutic effect of NicVAX as approved in its U.S. or EU labeling; (2) payments of up to an aggregate of $61 million based on obtaining regulatory approval for NicVAX in certain major market countries.

•

For Future Candidates, GSK will pay to Nabi: (i) payments of up to an aggregate of $21 million based on Phase II and Phase III clinical trial-related milestones; and (ii) payments of up to an aggregate of $21 million based on obtaining regulatory approval in certain major market countries. Alternatively for Future Candidates if GSK does not exercise the NicVAX Option, GSK will pay to Nabi: (1) payments of up to an aggregate of $47 million based on Phase II and Phase III clinical trial-related milestones; and (2) payments of up to an aggregate of $34 million based on obtaining regulatory approval in certain major market countries.

•

GSK will pay Nabi certain tiered sales milestone payments based on aggregate annual sales of NicVAX and NicVAX Alternatives, if GSK has exercised the NicVAX Option, and Future Candidates under the Agreement up to an aggregate of $209 million dollars.

•

If GSK exercises the NicVAX Option, it will pay to Nabi royalty payments on aggregate annual net sales of NicVAX, ranging from 10% to 15%, depending on whether NicVAX aggregate annual net sales meet or exceed specified annual sales targets in any calendar year ranging from $300 million to $600 million.

•

If GSK does not exercise the NicVAX Option, it will pay to Nabi royalty payments on aggregate annual net sales of Future Candidates, ranging from 7% to 9%, depending on whether Future Candidates aggregate annual net sales meet or exceed specified annual sales targets in any calendar year ranging from $300 million to $600 million.

The royalties payable by GSK to Nabi (1) on Future Candidates are subject to certain reductions depending on the therapeutic effect and dosing of Future Candidates relative to NicVAX, and (2) on NicVAX and Future Candidates are subject to certain reductions if intellectual property license payments are owed to third parties. In either case, however, the minimum royalty rate on NicVAX will be 7.5% and the minimum royalty rate on Future Candidates will be 5%.

The economic terms of GSK’s license to the NicVAX Alternatives (should GSK exercise the NicVAX Option) are subject to mutual agreement between Nabi and GSK. If the parties cannot mutually agree, then such economic terms shall be determined through binding arbitration based on a pre-agreed set of factors and principles.

Development, Commercialization and Manufacturing of the Products

Throughout the term of the Agreement, a joint steering committee composed of representatives of Nabi and GSK will have oversight for the development, commercialization and manufacturing of NicVAX (including NicVAX Alternatives) and Future Candidates. Prior to GSK’s exercise of the NicVAX Option or expiration of the NicVAX Option period without exercise, Nabi will have final decision-making authority with respect to matters relating to NicVAX (including NicVAX Alternatives). GSK will have final decision-making authority with respect to matters relating to Future Candidates and, following GSK’s exercise of the NicVAX Option, NicVAX (including NicVAX Alternatives).

Prior to GSK’s exercise of the NicVAX Option or expiration of the NicVAX Option period without exercise, Nabi will be obligated to use commercially reasonable efforts to develop and manufacture NicVAX, at its cost, in accordance with a mutually agreed development plan that requires, among other things, Nabi to conduct the two NicVAX Phase III clinical trials. Nabi is obligated to use commercially reasonable efforts to maintain sufficient personnel to develop NicVAX pursuant to the development plan and to maintain sufficient financial resources, as reasonably determined by Nabi, to comply with its development obligations under the Agreement. Throughout the term of the Agreement, GSK will be obligated to use commercially reasonable efforts to develop, manufacture and commercialize Future Candidates, at its cost. Following exercise of the NicVAX Option, GSK will be obligated to use commercially reasonable efforts to develop, manufacture and commercialize NicVAX (including NicVAX Alternatives), and GSK will be responsible for the development costs related thereto.

Prior to GSK’s exercise of the NicVAX Option or expiration of the NicVAX Option period without exercise, Nabi will have regulatory responsibility for NicVAX (including NicVAX Alternatives), at its cost. Following exercise of the NicVAX Option, regulatory filings and approvals for NicVAX and the responsibility for regulatory costs, will transfer to GSK. GSK will bear regulatory responsibilities and costs for Future Candidates throughout the term of the Agreement.

If GSK does not exercise the NicVAX Option, Nabi will be responsible, at its cost, for commercializing NicVAX (including NicVAX Alternatives). GSK will assume responsibility for commercializing NicVAX (including any licensed NicVAX Alternatives), at its cost, if it exercises the NicVAX Option. GSK will bear commercialization responsibilities and costs for Future Candidates throughout the term of the Agreement.

Prior to GSK’s exercise of the NicVAX Option and in the event of expiration of the NicVAX Option period without exercise, Nabi will be responsible for manufacturing NicVAX (and NicVAX Alternatives) at its cost. If GSK exercises the NicVAX Option, GSK shall assume responsibility for manufacturing NicVAX (including any licensed NicVAX Alternatives), at its cost. GSK will be responsible for manufacturing Future Candidates at its cost throughout the term of the Agreement; provided GSK’s license to manufacture Future Candidates will remain co-exclusive with Nabi for a certain period of time. If GSK desires to exercise its right to reference certain Nabi manufacturing regulatory materials, the parties shall mutually agree on the financial terms for such right of reference, which would include GSK reimbursing Nabi’s actual costs incurred with respect to certain commercial manufacturing activities for NicVAX.

Term, Closing Conditions and Termination

Subject to certain exceptions, the Agreement will become effective upon the closing date and will remain in effect, on a country-by-country basis, until the expiration of the royalty term in each such country, which depends on Nabi’s patent rights and regulatory exclusivity in such country.

Closing under the Agreement is subject to certain mutual conditions, including, among other things, (1) approval of the Agreement by Nabi stockholders holding at least a majority of the outstanding shares of Nabi common stock, and (2) mutual agreement between the parties on an initial development plan for NicVAX. GSK’s obligation to consummate the closing is subject to the condition that no change in any condition or fact shall have occurred since September 24, 2009 that has, or would reasonably be expected to have, a material adverse effect on NicVAX.

The Agreement may be terminated by either party (1) due to the other party’s breach of any representation, warranty or covenant contained in the Agreement, subject to a 90-day cure period (45-days in the event of a payment default), (2) insolvency, (3) if at a meeting of Nabi’s stockholders, the Agreement is not approved by requisite vote of Nabi stockholders, or (4) if the closing does not occur on or before April 30, 2010. Consistent with the fiduciary duties of Nabi’s Board of Directors, Nabi may terminate the Agreement if it accepts a transaction proposal from a third party involving Nabi equity securities or the rights to NicVAX that is deemed by the Nabi Board to be a superior proposal to the transaction contemplated by the Agreement, provided that Nabi must follow the terms and conditions set forth in the Agreement with respect to such termination (including a non-solicitation covenant and a requirement to provide GSK notice of, and a right of first refusal opportunity for GSK to match, any such proposal). GSK may terminate the Agreement in its entirety, or in part with respect to NicVAX (including NicVAX Alternatives), or in part with respect to all Future Candidates, if (a) the NicVAX Phase III clinical trials are not successful, (b) regulatory approval for NicVAX cannot be obtained, (c) NicVAX or a Future Candidate is removed from the market, or (d) if GSK, under certain circumstances and subject to the payment of certain termination fees in certain situations, determines that commercially reasonable efforts do not warrant further development, commercialization or manufacturing of NicVAX or Future Candidates.

Other Provisions

The Agreement contains representations, warranties and covenants (including non-competition provisions) as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

Nabi and GSK issued a joint press release on November 16, 2009 announcing entry into the Agreement, which is filed as Exhibit 99.1 hereto. Nabi expects to include a copy of the Agreement in the proxy statement to be filed with the SEC in connection with the Agreement.

Item 7.01.	Regulation FD Disclosure

Nabi issued a press release on November 16, 2009 announcing that it will host a live webcast and conference call at 11:00 a.m. ET on Tuesday, November 17, 2009 to discuss the announcement of the Agreement.

The webcast can be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=100445&eventID=2558647 or via the Nabi website at http://www.nabi.com. The U.S./Canada call-in number is 866-383-7989 and the international call-in number is 617-597-5328 (the passcode for both numbers is 85816672). An audio replay will be available for U.S./Canada callers at 888-286-8010 and for international callers at 617-801-6888 (the replay passcode for both numbers is 14386297). An audio replay of this call will be available through November 24, 2009. An archived version of the webcast will be available on Nabi’s website at http://www.nabi.com.

A copy of the press release announcing the webcast and conference call is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, and it shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. Furthermore, the furnishing of the information included in this Item 7.01 is not intended to constitute a determination by the registrant that the information is material or that the dissemination of the information is required by Regulation FD.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Nabi plans to file a proxy statement (including a copy of the Agreement) with the SEC in connection with the Agreement. Nabi urges investors and stockholders to read the proxy statement when it becomes available and any other relevant documents filed by Nabi with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the proxy statement and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Nabi will be available free of charge on the investor relations portion of the Nabi website at www.nabi.com.

Nabi and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies from its stockholders in connection with transactions contemplated by the Agreement. The names of Nabi’s directors and executive officers and a description of their interests in Nabi are set forth in Nabi’s Annual Report on Form 10-K for the fiscal year ended December 30, 2008, which was filed with the SEC on March 11, 2009 and Nabi’s Proxy Statement dated April 22, 2009 which was filed with the SEC on the same date. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Nabi’s directors and executive officers in the transactions contemplated by the Agreement by reading the proxy statement when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 16, 2009, announcing the Agreement.

99.2	Press Release, dated November 16, 2009, announcing the webcast and conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ RAAFAT E.F. FAHIM
Name:	Raafat E.F. Fahim, Ph.D.
Title:	President and Chief Executive Officer

Date: November 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 16, 2009, announcing the Agreement.

99.2	Press Release, dated November 16, 2009, announcing the webcast and conference call.